Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement		Distribution Date:	12/15/2011
		Period Type:	Revolving
	0.00		0.00
(i) Monthly Principal Distributed

(ii) Monthly Interest Distributed
Class A Note Interest Requirement	247,604.18
Class B Note Interest Requirement	37,973.26
Net Class C Note Interest Requirement	80,996.47		366,573.91

(iii) Collections of Principal Receivables			151,767,981.59

(iv) Collections of Finance Charge Receivables			10,963,118.69

(v) Aggregate Amount of Principal Receivables			1,275,829,511.69

Investor Interest			725,000,000.00
Adjusted Interest

Floating Investor Percentage			56.83%
Fixed Investor Percentage			56.83%

(vi) Receivables Delinquent (As % of Total Receivables)
Current to 29 days			97.43%
30 to 59 days			0.69%
60 to 89 days			0.56%
90 or more days			1.32%

Total Receivables			100.00%

(vii) Investor Default Amount			2,841,883.61

(viii) Investor Charge-Offs			0.00

(ix) Reimbursed Investor Charge-Offs			0.00

(x) Net Investor Servicing Fee			302,083.33

(xi) Portfolio Yield (Net of Defaulted Receivables)			13.69%

(xii) Reallocated Principal Collections			0.00

(xiii) Accumulation Shortfall			0.00

(xiv) Principal Funding Investment Proceeds			0.00

(xv) Principal Funding Investment Shortfall			0.00

(xvi) Available Investor Finance Charge Collections			10,358,952.02

(xvii) Note Rate Class A	0.48789%
Class B	0.89789%
Class C	1.49789%
(xviii) Spread Account			7,250,000.00

By:	/s/ Patricia M. Garvey
Name:Patricia M. Garvey
Title: Vice President